PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
June 23, 2011

Investor Contact: Michael Shaffer
Executive Vice President and Chief Financial Officer
(212) 381-3523
www.pvh.com

Media Contact:     Daniel Gagnier
Sard Verbinnen & Co.
(212) 687-8080
dgagnier@sardverb.com

PHILLIPS-VAN HEUSEN CORPORATION CHANGES NAME TO PVH CORP.

New Name Reflects the Company’s Evolution to a Global Branded Lifestyle
and Apparel Company Led by Calvin Klein and Tommy Hilfiger
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NEW YORK, NY - Phillips-Van Heusen Corporation (NYSE: PVH) announced today that it has been formally renamed “PVH Corp.” after receiving overwhelming stockholder approval of the change at its Annual Meeting held this morning.  The Company will continue to be listed on the New York Stock Exchange under the ticker PVH.

“In under a decade, our Company has experienced a tremendous amount of change that has redefined the identity, culture, performance and potential of the Company – first with the successful acquisition of Calvin Klein in 2003 and then with the addition of Tommy Hilfiger in 2010.  Through these transformative acquisitions, we have secured our position as one of the largest global apparel companies, with a diversified portfolio of iconic lifestyle and apparel brands, led by Calvin Klein and Tommy Hilfiger.  The Calvin Klein and Tommy Hilfiger brands alone represent over 75% of our revenues and profits and are expected to drive our future revenue and profitability growth,” said Emanuel Chirico, Chairman and Chief Executive Officer of PVH Corp.

Mr. Chirico added, “We evolved from a family-controlled, one brand manufacturing company into a Fortune 500 company by successfully growing brands globally through a strategic combination of wholesale, retail and licensing operations.  Through this period of significant growth, our customers, stockholders, vendors and other stakeholders around the world have come to think of us more and more as ‘PVH’.  It is this corporate identity that has became associated with our ongoing success.  The formal adoption of the ‘PVH Corp.’ name is symbolic of this transformation, while maintaining a link to our heritage.”

PVH has grown exponentially from its 1881 roots of selling and mending shirts for miners in Pottsville, PA and through the introduction of the Van Heusen soft-folding collar in the 1920’s to become a global company with 2010 revenues of almost $5 billion, with direct sales to a wide range of consumers and retailers throughout North America, Europe and Asia under its Calvin Klein, Tommy Hilfiger, Van Heusen, IZOD, ARROW, G.H. Bass & Co. brands, as well as numerous licensed brands.

About PVH Corp.
PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide.  It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud and DKNY.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made in this release, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of Tommy Hilfiger B.V. and certain affiliated companies (collectively, “Tommy Hilfiger”), the Company borrowed significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability, and its ability to realize benefits from Tommy Hilfiger; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Tommy Hilfiger, into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any statement regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.